Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form F-3 No. 333-159218, as amended) of Tsakos Energy Navigation Limited,

2)	Registration Statement (Form F-3 No. 333-111615) of Tsakos Energy Navigation Limited,

3)	Registration Statement (Form S-8 No. 333-102860) pertaining to the Stock Option Plan of Tsakos Energy Navigation Limited,

4)	Registration Statement (Form S-8 No. 333-104062) pertaining to the Stock Option Plan of Tsakos Energy Navigation Limited, and

5)	Registration Statement (Form S-8 No. 333-134306, as amended) pertaining to the 2004 Incentive Plan of Tsakos Energy Navigation Limited;

of our reports dated April 8, 2011 with respect to the consolidated financial statements of Tsakos Energy Navigation Limited and the effectiveness of internal control over financial reporting of Tsakos Energy Navigation Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2010.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
April 8, 2011